                                                                   Exhibit 10.11


                                BIZNESSONLINE.COM
                            1999 STOCK INCENTIVE PLAN
                      Non-qualified Stock Option Agreement


         This Agreement is by and between BiznessOnline.com, Inc. (the "Company") and _____________, (the "Optionee"), effective as of
_________________.

                              W I T N E S S E T H:

1. GRANT OF OPTION. Pursuant to the provisions of the BiznessOnline.com 1999 Stock Incentive Plan (the "Plan"), effective as of the date hereof, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein, the right and option to purchase from the Company all or any part of an aggregate of _____ shares of the common stock ($.01 par value) of the Company ("Common Shares"), at the purchase price equal to ____ per share, such option to be exercised as hereinafter provided. It is intended that the option evidenced hereby constitute a non-qualified stock option.

2. TERMS AND CONDITIONS. In addition to the terms and conditions contained in the Plan, it is understood and agreed that the option evidenced hereby is subject to the following additional terms and conditions:

         (a) EXPIRATION DATE. The option shall expire on the _____ anniversary of the date hereof.

         (b) PERIOD OF EXERCISE. Subject to the other terms of this Agreement regarding the exercisability of this option, this option shall become exercisable at the rate of ____ Common Shares per _______ over a period of _______ years from the date hereof commencing _________________ and continuing on the ________________ day of each ________ thereafter, such that the entire option shall be fully vested as of ___________________.

         (c) EXERCISE OF OPTION. This option shall be exercised by submitting a written notice to the Committee appointed pursuant to Section 2 of the Plan (the "Committee") signed by the Optionee and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such shares, or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full option price of the shares being purchased. Payment shall be made (i) in cash (including personal check), (ii) by the delivery to the Company of Common Shares already owned by the Optionee (which shall be valued for this purpose at the fair market value on the date of transfer to the Company as determined by the Committee), (iii) at the discretion of the Committee, the delivery of a promissory note of the Optionee to the Company, payable upon such terms as are specified by the Committee, or (iv) any combination of the above. A certificate or certificates for the Common Shares of the Company purchased through the exercise of an option shall be issued in regular course after the exercise of the option and payment therefore.

         (d) TERMINATION OF OPTION UPON DEATH, DISABILITY, RETIREMENT OR TERMINATION OF EMPLOYMENT. Unless the Committee in its discretion determines otherwise, if an Optionee's employment with the Company and its subsidiaries terminates, all options granted under this Plan to such Optionee which are not exercisable on the date of such termination of employment shall immediately terminate, and any remaining options shall terminate if not exercised before the expiration of the following periods, or at such earlier time as may be applicable under SECTION 6(b) of the Plan: (i) thirty (30) days following such termination of employment, if such termination was not a result of retirement on or after age 55, or of death or disability (disability within the meaning of Section 22(e)(3) of the Internal Revenue Code), or (ii) three (3) months following the Optionee's termination of employment because of retirement on or after age 55, or (iii) one (l) year following date of death or commencement of disability, if the Optionee was employed by the Company and/or subsidiary at the time of his death or the commencement of his disability. Notwithstanding the foregoing, if the Optionee's employment is terminated for cause, any remaining portion of this option shall immediately terminate.

         (e) NON-TRANSFERABILITY. Each option and all rights thereunder shall be exercisable during the Optionee's lifetime only by him and shall be non-assignable and non-transferable by the Optionee except, in the event of the Optionee's death, by his will or by the laws of descent and distribution; provided, however, such option may be gifted to a family member or a trust for the benefit of a family member. For purposes of this Section, "family member" means a spouse, parent, child, grandchild, step-child or step-grandchild. In the event the death of an Optionee occurs, the representative or representatives of his estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise his options may exercise such options in whole or in part prior to the expiration of the applicable exercise period, as specified in Paragraph 2(d) above.

                  (f) CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding options shall not affect in any way the right or ability of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights hereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or substantially all of the outstanding stock of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision, consolidation or reclassification of shares or other capital readjustment or recapitalization, the payment of a stock dividend, or other increase or reduction of the number of shares of the voting shares outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of Common Shares shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment.

         If the Company is merged into or consolidated with another corporation, regardless of whether or not the Company is the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets or substantially all of the stock of the Company while this option remains outstanding, unless the Board determines otherwise, all outstanding options shall expire as of the effective date of any such merger, consolidation, liquidation, sale, or other disposition, provided that (x) notice of such merger, consolidation, liquidation, sale or other disposition shall be given to such Optionee at least 30 days prior to the effective date of such merger, consolidation, liquidation, sale or other disposition and (y) an Optionee shall have the right to exercise an option to the extent that the same is then exercisable during the 30 day period preceding the effective date of such merger, consolidation, liquidation, sale or other disposition.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then subject to outstanding options.

         (g) MODIFICATION OR CANCELLATION OF OPTION. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee or Optionees, the modification of the terms of any option agreement (subject to the limitations hereof), including the acceleration of the exercisability of any option for any reason including a change in the control or ownership of the Company, or the cancellation of any or all outstanding options granted under this Plan. In substitution for canceled options, the Committee may grant new options (subject to the limitations hereof) covering the same or different numbers of Common Shares at an option price per share in all events not less than fair market value on the date of the new grant.

         (h) NO RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any Common Shares subject to this option prior to the date of issuance to him of a certificate or certificates for such shares.

         (i) NO RIGHT TO CONTINUED EMPLOYMENT. If the Optionee is employed by the Company, this option shall not confer upon the Optionee any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of the employer to terminate the Optionee's employment at any time.

         (j) COMPLIANCE WITH LAW AND REGULATIONS. This option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Shares prior to (i) the listing of such shares on any stock exchange on which the Common Shares may then be listed, and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise, or the receipt of Common Shares pursuant thereto, would be contrary to applicable law.

3. OPTIONEE BOUND BY PLAN. The Optionee hereby agrees to be bound by all the terms and provisions of the Plan, a copy of which is available upon request to the Committee.

4. WITHHOLDING TAXES. Optionee acknowledges and agrees that the Company and its subsidiaries have the right to deduct from payments of any kind otherwise due to Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of this option hereunder.

5. NOTICES. Any notice hereunder to the Company shall be addressed to it at its principal business office, 1720 Route 34, Wall, New Jersey 07719; Attention:
Board of Directors, and any notice hereunder to the Optionee shall be sent to the address reflected on the payroll or other records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

6. DELAWARE LAW TO GOVERN. This Agreement shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement as of the date above written.

                                            BiznessOnline.com, Inc.


                                            By:
                                               ---------------------------------
                                               Title:  President



                                            ------------------------------------
                                              [Optionee]